UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2026
Date of Report (date of earliest event reported)

Bed Bath & Beyond, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-41850	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

433 W. Ascension Way, 3rd Floor
Murray, Utah 84123
(Address of principal executive offices)(Zip Code)

 (801) 947-3100
(Registrant’s telephone number, including area code)

Beyond, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BBBY	New York Stock Exchange
Warrants to Purchase Shares of Common Stock	BBBY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 9, 2026, Bed Bath & Beyond, Inc. (the “Company”) purchased, via an amended participation agreement for par/near par trades, an additional portion of the loans issued by The Container Store, Inc. pursuant to the Term Loan Credit Agreement, dated as of January 28, 2025, as amended by Amendment No. 1 dated as of September 15, 2025 and Amendment No. 2 dated as of January 9, 2026 (as amended, the “Credit Agreement”).  The aggregate purchase price for the Company’s additional participation in certain loans issued pursuant to the Credit Agreement was $2,168,266.96.  Previously, on November 25, 2025, the Company paid an aggregate purchase price of $6,461,843.09 to participate in certain loans issued pursuant to the Credit Agreement.  As a result of these transactions, the Company will participate in the rights to the payment of interest and repayment of the loans and any exercise of rights or remedies related thereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND, INC.

By:	/s/ ADRIANNE B. LEE
Adrianne B. Lee
President and Chief Financial Officer
Date:	January 9, 2026